Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Form S-1 (333-269456) Registration Statement of Bridger Aerospace Group Holdings, Inc. of our report dated March 20, 2023 on the consolidated financial statements of Bridger Aerospace Group Holdings, LLC as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Atlanta, Georgia

March 24, 2023